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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):     April 5, 2001

                           TELECOMM INDUSTRIES, CORP.

             (Exact name of registrant as specified in its charter)





           Delaware                    0-4410                 34-1765902
 (State or other jurisdiction       (commission              (IRS employer
       of incorporation)            file number)          identification no.)




                         8450 Westfield Blvd., Suite 100
                           Indianapolis, Indiana 46240

              (Address of principal executive offices and zip code)




Registrant's telephone number, including area code: (317) 202-3000




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Item 5.

The Company has been unable to timely file a form 10-KSB as was required by applicable securities laws and regulations. The indefinite delay in filing is the direct result of a shortage of resources, including both working capital and personnel. The Company does not yet have a date specific when it anticipates the completion of the 2000 fiscal year audit and corresponding annual report filing.

The Company has previously announced the execution of letters of intent to sell substantial portions of assets in connection with its Indiana and Ohio operations. The letters of intent provide for the sale of the assets in two separate transactions to two unrelated companies. The Company does not anticipate that the failure to file the annual report will have a material impact on either transaction, but has still not reached a definitive agreement in connection with either transaction and makes no representation with regard to the likelihood of the completion of either.


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TELECOMM INDUSTRIES CORP.



Date: April 5, 2001                 By: SS// Raymond W. Sheets
                                        ---------------------------
                                        Raymond W. Sheets, Jr.
                                        Chief Executive Officer and
                                        Chairman of the Board.